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                                                            EXHIBIT 3.13



                                 THIRD AMENDED
              CERTIFICATE OF DESIGNATION, PREFERENCES, RIGHTS AND
                                 LIMITATIONS OF
                     SERIES J CONVERTIBLE PREFERRED STOCK,
                                 NO PAR VALUE,
                              OF EVRO CORPORATION

===============================================================================

     EVRO Corporation (the "Corporation"), organized and existing under Florida law, hereby certifies that, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation and Section
607.0602 of the Florida Business Corporation Act, the Board of Directors on October 18, 1995, adopted a Resolution providing for the amendment and restatement of the Corporation's Certificate of Designation, Preferences, Rights and Limitations for its Series J Convertible Preferred Stock, which Series was created by the Corporation's filing with the Florida Department of State, on August 4, 1995, of its Certificate of Designation, Preferences, Rights and Limitations therefor, and on September 20, 1995, the Amendment to the Certificate of Designation, Preferences, Rights and Limitations therefor and, on September 26, 1995, the Second Amendment of the Certificate of Designation, Preferences, Rights and Limitations therefor, which Resolution is hereafter set forth in its entirety.

     RESOLVED, that pursuant to the authority expressly granted and vested in the Board of Directors of this Corporation in accordance with the provisions of its Articles of Incorporation, a series of the Corporation's authorized class of preferred stock, no par value, is hereby established as "Series J Convertible Preferred Stock" (hereinafter referred to as the Series J Preferred Stock), which series consists of 100 authorized shares. The issued and outstanding shares of the Series J Preferred Stock, as they may exist from time to time, are sometimes referred to below as the "Shares". The preferences and relative, participating, optional or other special rights of, and the qualifications, limitations and restrictions imposed upon the Series J Preferred Stock shall be as follows:

     1. No Dividends.  The Series J Preferred Stock shall not bear dividends.

     2. Redemption Rights. The Corporation shall have no right to redeem the Series J Preferred Stock.

     3. No Voting Rights. Except as required by Florida Business Corporation Act, the holders of the Shares shall have no voting rights.


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     4. Priority in the Event of Liquidation or Dissolution.  In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or otherwise, after payment or provision for payment of the debts and other liabilities of the Corporation and before any distribution shall be made to the holder of any class of the common stock of the Corporation, each holder of Series J Preferred Stock shall be entitled to receive, out of the net assets of the Corporation, the sum of $50,000.00 in cash for each Share of Series J Preferred Stock so held subject to the first priority of all holders of the Corporation's Series A 10% Preferred Shares and Series B 8% Preferred Shares to receive $1.00 per share in cash plus all accrued but unpaid dividends, Series C Preferred Shares to receive $10.00 per share and Series D Pre-ferred, Series E Preferred, Series F Preferred, Series I Preferred to receive $1.00 per share, and Series H Preferred to receive $125.00 per share. After payment shall have been made in full to the holder of Series J Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the exclusive benefit of such holders, the holders of the Series J Preferred Stock shall be entitled to no further participation in any distribution of the assets of the Corporation.

     5.  Conversion of Preferred Stock into Common Stock.

        (a) In General. Subject to the provisions of this Section 5, each holder of record of Shares of Series J Preferred Stock shall have the right, at his option, at any time after the Corporation increases its authorized common stock from 2,500,000 shares to 35,000,000 shares, but in no event later than June 30, 1997, to convert each Share then held by him into 50,000 shares of fully paid and nonassessable shares of the Corporation's authorized common capital stock, no par value (the "Common Stock"), provided, however, that in the event that the holder has not converted each Share held by him into shares of the Corporation's common stock on or before June 30, 1997, such Shares shall automatically be converted on June 30, 1997.

        (b) Procedure. Any holder of Shares of Series J Preferred Stock desiring to convert any such Share into Common Stock shall surrender each certificate representing one or more Shares of such Stock to be converted, duly endorsed to the Corporation or in blank, at the principal business office of the Corporation (or such other place as may be designated by the Corporation), and shall give written notice to the Corporation at that office of his election to convert the same, setting forth therein the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. If the last day for any exercise of the conversion right shall be a legal holiday or a day on which federally chartered banking institutions are authorized by law to close, then such conversion right may be exercised on the next succeeding day not a legal holiday or a day on which such banking institutions are authorized by law to close.

        (c) Additional Provisions. Conversion of Series J Preferred Stock shall be subject to the following additional terms and provisions:

            (1) Replacement Certificates. As promptly as practicable after the surrender for conversion of any Series J Preferred Stock, the Corporation shall deliver or cause to be delivered at the principal office of the Corporation (or such other place as may be designated by the Corporation), to or upon the written order of the holder of such Series J Preferred Stock, one or more certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may reasonably direct. Shares of the Series J Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series J Preferred Stock for conversion, as provided above, and the rights of the holders of such Series J Preferred Stock shall cease at such time, and each person in whose name a certificate for such shares is to be issued shall be treated for all purposes as having become the record holder of such Common
Stock at such time; provided, however, that any such surrender on any date when the stock transfer books of the Corporation shall be closed shall constitute the person in whose name each certificate for such shares is to be issued as the record holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open.


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        (2) Subdivisions or Combinations.  In the event that the Corporation shall at any time prior to a particular conversion subdivide or combine its outstanding shares of Common Stock into a greater or lesser number of such shares, the number of shares of Common Stock issuable upon conversion of the Series J Preferred Stock shall be proportionately increased in the case of a subdivision or decreased in the case of a combination, effective in either case at the close of business on the date which such subdivision or combination shall become effective.

        (3) Recapitalizations. In the event that the Corporation shallbe recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as an entity, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance for each holder of Series J Preferred Stock to thereafter receive in lieu of the Common Stock otherwise issuable to him upon conversion of his Preferred Stock, but at the conversion ratio stated in this Section 5, the same kind and amount of securities or assets as may be distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Corporation.

        (4) Successive Adjustments. The adjustments hereinabove referenced shall be made successively if more than one event listed in the above subdivisions of this subsection (c) of this Section 5 shall occur.

        (5) No Fractional Shares. The Corporation shall not be required to issue any fractions of shares of Common Stock upon conversions of Series J Preferred Stock. If any interest in a fractional share of Common Stock would otherwise be deliverable upon the conversion of any Series J Preferred Stock, the Corporation shall make adjustment for such fractional share interest by payment to the converting shareholder of cash in an amount bearing the same ratio to the fair market value of a whole share of Common Stock of the Corporation, as determined by the Corporation's Board of Directors, as the fractional interest to which the shareholder would otherwise be entitled bears to a whole share of Common Stock.

        (6) No Adjustments. No adjustment of the conversion ratio shall be made by reason of:

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        (A)  the payment of any cash dividend on the Common Stock or any other class of the capital stock of the Corporation;

        (B) the purchase, acquisition, redemption or retirement by the Corporation of any shares of the Common Stock or of any other class of the capital stock of the Corporation, except as provided in subdivision (3) of this subsection (c);

        (C) the issuance, other than as provided in the subdivisions of this subsection (c), of any shares of Common


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Stock of the Corporation, or of any securities convertible into shares of Common Stock or other securities of the Corporation, or of any rights, warrants or options to subscribe for or purchase shares of the Common Stock or other securities of the Corporation, or of any other securities of the Corporation, provided that in the event the Corporation offers any of its securities, or any rights, warrants or options to subscribe for or purchase any of its securities, to the holders of its Common Stock pursuant to any preemptive or preferential rights granted to holders of Common Stock by the Certificate of Incorporation of the Corporation, or pursuant to any similar rights that may be granted to such holders of Common Stock by the Board of Directors of the Corporation, the Corporation shall mail written notice of such offer to the holders of the Series J Preferred Stock then of record at least 20 days prior to the record date for the determination of holders of the Common Stock entitled to receive any such offer so as to provide such holders with a reasonable period of time within which to determine whether to exercise their rights of conversion;

        (D) any offer by the Corporation to redeem or acquire shares of its Common Stock by paying or exchanging therefor stock of another corporation or the carrying out by the Corporation of the transactions contemplated by such offer, provided that at least 20 days prior to the expiration of any such offer the Corporation shall mail written notice of such offer to the holders of the Series J Preferred Stock then of record; or

        (E) the distribution to holders of Common Stock of stock or other securities of another issuer, if the issuers of such securities shall be engaged at the time of such distribution in a business (i) which shall have been previously operated on a divisional or subsidiary basis by an entity acquired by the Corporation and (ii) which shall be distinct from the principal business of the entity to be acquired.

        (7) The Corporation shall, after it has successfully increased its authorized shares from 2,500,000 shares to 35,000,000 shares, at all thereafter times reserve and keep available solely for the purpose of issuance upon conversion of Series J Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series J Preferred Stock.

        (8) All shares of Common Stock which may be issued upon conversion of the shares of Series J Preferred Stock will upon issuance by the Corporation be validly issued, fully paid

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and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof.

        (d) Expenses. The issuance of certificates representing shares of Common Stock upon conversion of the Series J Preferred Stock shall be made to each applicable shareholder without charge for any excise tax in respect of such issuance. However, if any certificate is to be issued in a name other than that of the holder of record of the Series J Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Corporation that such tax has been paid or is not due and payable.

        (e) Verification. Upon the occurrence of each adjustment or readjustment of the conversion ratio pursuant hereto, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, cause independent public accountants selected by the Corporation to verify such computation and prepare and furnish to each holder of Series J Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series J Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment or readjustment, (b) the conversion ratio at the time in effect, and
(c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his Shares.

        (f) Status of Converted Stock. In case any Shares of Series J Preferred Stock shall be converted, the Shares so converted shall resume the status of authorized but unissued shares of preferred stock.

     6. Limitations on Corporation; Shareholder Consent. So long as any Shares of Series J Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or the written consent as provided by law of 80% of the holders of the outstanding Shares, voting as a class, change the preferences, rights or limitations with respect to the Series J Preferred Stock in any material respect prejudicial to the holders thereof, or increase the authorized number of Shares of such Series, but nothing herein contained shall require such a class vote or consent (a) in

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connection with any increase in the total number of authorized shares of Common Stock, or (b) in connection with the authorization, designation, increase or issuance of any series of preferred stock holding liquidation preference equal to or subordinate to the Series J Preferred Stock. Further, no such vote or written consent of the holders of the Series J Preferred Stock shall be required if, at or prior to the time when such change is to take effect, provision is made for the redemption of all Shares at the time outstanding; and the provisions of this paragraph 6, shall not in any way limit the right and power of the Corporation to issue any bonds, notes, mortgages, debentures and other obligations, and to incur indebtedness to banks and to other lenders.

     7. Stated Capital. Of the consideration received by the Corporation in exchange for the issuance of each share of the Series J Preferred Stock, $50,000.00 shall constitute paid in capital.

     8. Notices. All notices or other communications required or permitted to be given pursuant to this resolution shall be in writing and shall be considered as properly given or made if hand delivered, mailed by certified or registered mail, return receipt requested, or sent by prepaid telegram, if to the Corporation at its address indicated in its Annual Report as most recently filed with the Florida Department of State, and if to a holder of Series J Preferred Stock at the address set forth in the shareholder records as maintained by the Corporation, or to such other address as any such shareholder may have designated by like notice forwarded to the Corporation. All notices, except notices of change of address, shall be deemed given when mailed or hand delivered and notices of change of address shall be deemed given when received.

     IN WITNESS WHEREOF, EVRO Corporation has caused its corporate seal to be hereunto affixed and this Certificate to be executed by any Vice President and its Assistant Secretary as of the 19th day of October, 1995.


/s/ Christopher P. Dona                       /s/ O. Don Lauher
- ----------------------------                  ------------------------------
Christopher P. Dona                           O. Don Lauher
Vice President                                Assistant Secretary



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STATE OF FLORIDA    )
                    )  SS.
COUNTY OF ORANGE    )

     The foregoing instrument was acknowledged before me this   19th  day of
October, 1995 by Christopher P. Dona, as Vice President of EVRO Corporation, a Florida Corporation, on behalf of the corporation. He is personally known to me or has produced personally known to me as identification.


                                           /s/ Karen D. Jackson
                                           ----------------------------
             [NOTARY SEAL]                 Notary Signature


                                           Karen D. Jackson
                                           ----------------------------
                                           Notary Name Printed
                                           NOTARY PUBLIC
                                           Commission No. CC387622
                                                          -------------


     The foregoing instrument was acknowledged before me this   19th  day of
October, 1995 by O. Don Lauher, as Assistant Secretary of EVRO Corporation, a Florida Corporation, on behalf of the corporation. He is personally known to me or has produced personally known to me as identification.


                                           /s/ Karen D. Jackson
                                           ----------------------------
             [NOTARY SEAL]                 Notary Signature


                                           Karen D. Jackson
                                           ----------------------------
                                           Notary Name Printed
                                           NOTARY PUBLIC
                                           Commission No. CC387622
                                                          -------------

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